UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 3, 2017

ARCHROCK PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9807 Katy Freeway, Suite 100 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code:  (281) 836-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01                   Entry into a Material Definitive Agreement

On August 3, 2017, Archrock Partners, L.P. (the “Partnership” or “we”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the several underwriters named therein (the “Underwriters”), Archrock General Partner, L.P., a Delaware limited partnership and our general partner (the “General Partner”), and Archrock GP LLC, a Delaware limited liability company and the General Partner’s general partner (“GP LLC”), providing for the offer and sale by the Partnership in a firm commitment underwritten offering of 4,000,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price to the public of $13.75 per Common Unit ($13.20 per Common Unit, net of underwriting discounts) (the “Offering”). Pursuant to the Underwriting Agreement, we granted the Underwriters a 30-day option to purchase up to an additional 600,000 Common Units on the same terms as those Common Units sold by us in the Offering. The sale of the 4,000,000 Common Units pursuant to the Underwriting Agreement is expected to close on August 8, 2017. The Common Units to be sold pursuant to the Underwriting Agreement were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an effective registration statement on Form S-3 (Registration No. 333-213813) (the “Registration Statement”). We intend to use the net proceeds to pay down borrowings outstanding under our revolving credit facility, which amounts may be reborrowed in accordance with the terms of the facility, and for general partnership purposes.

In the Underwriting Agreement, we, the General Partner and GP LLC agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Certain of the Underwriters and their affiliates have engaged, and may in the future engage, in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates for which they have received, or may in the future receive, customary fees and commissions. The Underwriters and their affiliates may currently, and may from time to time in the future, engage in transactions with and perform services for us and our affiliates in the ordinary course of business. Affiliates of all of the Underwriters are lenders under our revolving credit facility. We intend to use the net proceeds to pay down borrowings under our revolving credit facility. Accordingly, such lending affiliates will receive proceeds from the Offering as a result of the repayment of borrowings under our revolving credit facility.

Item 8.01                   Other Events

On August 3, 2017, we announced the pricing of the Common Units. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

In connection with the Offering, we are filing the opinions of Vinson & Elkins L.L.P. as part of this Current Report on Form 8-K that is to be incorporated by reference into the Registration Statement. The opinions of Vinson & Elkins L.L.P. are filed herewith as Exhibit 5.1 and Exhibit 8.1 and are incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits

(d)   Exhibits

Exhibit Number	Description
1.1

Underwriting Agreement, dated as of August 3, 2017, by and among Archrock Partners, L.P., Archrock GP LLC, Archrock General Partner, L.P. and J.P. Morgan Securities LLC, as representative of the several underwriters named therein

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinions filed as Exhibit 5.1 and Exhibit 8.1 hereto)

99.1	Press release of Archrock Partners, L.P., dated August 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHROCK PARTNERS, L.P.

	By:	Archrock General Partner, L.P., its general partner

	By:	Archrock GP LLC, its general partner

	By:	/s/ David S. Miller
David S. Miller
Senior Vice President and Chief Financial Officer

August 4, 2017

Exhibit Index

Exhibit Number	Description
1.1

Underwriting Agreement, dated as of August 3, 2017, by and among Archrock Partners, L.P., Archrock GP LLC, Archrock General Partner, L.P. and J.P. Morgan Securities LLC, as representative of the several underwriters named therein

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinions filed as Exhibit 5.1 and Exhibit 8.1 hereto)

99.1	Press release of Archrock Partners, L.P., dated August 3, 2017